Exhibit 99.1
Trupanion Reports Fourth Quarter and Full Year 2017 Results
SEATTLE, WA. February 13, 2018 -- Trupanion, Inc. (Nasdaq: TRUP), a leading provider of medical insurance for cats and dogs, today announced financial results for the fourth quarter and full year ended December 31, 2017.
“We are pleased with our fourth quarter results, which capped off a solid year both operationally and financially. Revenue grew within our 20 - 30% target range and we meaningfully increased the funds available to us to invest in pet acquisition,” said Darryl Rawlings, CEO of Trupanion. “We plan to allocate additional funds to our test spend in 2018, with the goal of better understanding the levers that can drive enrolled pet growth while also meeting our internal rate of return targets over time.”
Fourth Quarter 2017 Financial and Business Highlights

•	Total revenue was $66.5 million, an increase of 30% compared to the fourth quarter of 2016 (28% on a constant currency basis).

•	Total enrolled pets (including pets from our other business segment) was 423,194 at December 31, 2017, an increase of 23% over December 31, 2016.

•	Subscription business revenue was $59.0 million, an increase of 24% compared to the fourth quarter of 2016.

•	Subscription enrolled pets was 371,683 at December 31, 2017, an increase of 15% over December 31, 2016.

•
Net loss was $(0.8) million, or $(0.03) per basic and diluted share, compared to a net loss of $(1.7) million, or $(0.06) per basic and diluted share, in the fourth quarter of 2016. Our Q4 2017 net loss includes a one-time tax benefit of $0.6 million, or $0.02 per share, related to the revaluation of our deferred tax liabilities as a result of the 2017 Tax Cuts and Jobs Act.

•	Adjusted EBITDA was $0.7 million, compared to adjusted EBITDA of $0.3 million in the fourth quarter of 2016.

•	Operating cash flow was $3.0 million and free cash flow was $2.1 million, compared to operating cash flow of $3.4 million and free cash flow of $3.0 million in the fourth quarter of 2016.

Full Year 2017 Financial and Business Highlights

•	Total revenue was $242.7 million, an increase of 29% compared to 2016.

•	Subscription business revenue was $218.4 million, an increase of 26% compared to 2016.

•
Net loss was $(1.5) million, or $(0.05) per basic and diluted share, compared to a net loss of $(6.9) million or $(0.24) per basic and diluted share, in 2016. Our 2017 net loss includes a one-time tax benefit of $0.6 million, or $0.02 per share, related to the revaluation of our deferred tax liabilities as a result of the 2017 Tax Cuts and Jobs Act.

•	Adjusted EBITDA was $5.0 million, compared to adjusted EBITDA of $0.1 million in 2016.

•	Operating cash flow was $9.7 million and free cash flow was $6.5 million, compared to operating cash flow of $5.0 million and free cash flow of $3.1 million in 2016.

Revenue by Quarter

Conference Call
Trupanion’s management will host a conference call today to review its fourth quarter and full year 2017 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at http://investors.trupanion.com and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-877-407-0784 (United States) or 1-201-689-8560 (International). A telephonic replay of the call will also be available, one hour after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13675441.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States and Canada. For almost two decades, Trupanion has helped provide peace of mind to pet owners so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet owners with the highest value in pet medical insurance. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Omega General Insurance Company. For more information please visit Trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to execute its business plans. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in the Canadian currency exchange rate; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls, including over financial reporting; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; and our ability to retain key personnel.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or the Investor Relations section of Trupanion’s website at http://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results may include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets sales and marketing expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s sales and marketing expenses. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,	
	2017	2016	2017	2016
	(unaudited)			
Revenue:				
Subscription business	$ 58,991	$ 47,422	$ 218,354	$ 173,356
Other business	7,554	3,918	24,313	14,874
Total revenue	66,545	51,340	242,667	188,230
Cost of revenue:				
Subscription business (1)	47,831	38,528	176,883	141,321
Other business	6,977	3,594	22,734	13,621
Total cost of revenue (2)	54,808	42,122	199,617	154,942
Gross profit:				
Subscription business	11,160	8,894	41,471	32,035
Other business	577	324	1,579	1,253
Total gross profit	11,737	9,218	43,050	33,288
Operating expenses:				
Technology and development (1)	2,572	2,744	9,768	9,534
General and administrative (1)	4,546	4,177	16,820	15,205
Sales and marketing (1)	5,781	3,951	19,104	15,247
Total operating expenses	12,899	10,872	45,692	39,986
Operating loss	(1,162)	(1,654)	(2,642)	(6,698)
Interest expense	163	81	533	218
Other (income) expense, net	(5)	(19)	(1,244)	(58)
Loss before income taxes	(1,320)	(1,716)	(1,931)	(6,858)
Income tax (benefit) expense	(482)	7	(428)	38
Net loss	$ (838)	$ (1,723)	$ (1,503)	$ (6,896)

Trupanion, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	December 31, 2017		December 31, 2016	
Assets				
Current assets:				
Cash and cash equivalents	$	25,706	$	23,637
Short-term investments		37,590		29,570
Accounts and other receivables		20,367		10,118
Prepaid expenses and other assets		2,895		2,062
Total current assets		86,558		65,387
Restricted cash		600		600
Long-term investments, at fair value		3,237		2,579
Equity method investment		-		271
Property and equipment, net		7,868		8,464
Intangible assets, net		4,972		4,910
Other long-term assets		2,624		134
Total assets	$	105,859	$	82,345
Liabilities and stockholders' equity				
Current liabilities:				
Accounts payable	$	2,716	$	2,006
Accrued liabilities and other current liabilities		7,660		5,416
Reserve for veterinary invoices		12,756		9,521
Deferred revenue		22,734		13,463
Total current liabilities		45,866		30,406
Long-term debt		9,324		4,767
Deferred tax liabilities		1,002		1,623
Other liabilities		1,233		834
Total liabilities		57,425		37,630
Stockholders' equity:

Trupanion, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,		Years Ended December 31,	
	2017	2016	2017	2016
	(unaudited)			
Operating activities				
Net loss	$ (838)	$ (1,723)	$ (1,503)	$ (6,896)
Adjustments to reconcile net loss to cash provided by operating activites:				
Depreciation and amortization	1,024	1,229	4,232	3,846
Stock-based compensation expense	855	731	3,419	2,946
Gain on sale of equity method investment	-	-	(1,036)	-
Other, net	(626)	(114)	(383)	104
Changes in operating assets and liabilities:				
Accounts and other receivables	(55)	193	(10,219)	(1,830)
Prepaid expenses and other assets	118	(169)	(179)	48
Accounts payable, accrued liabilities, and other liabilities	897	1,789	3,019	1,164
Reserve for veterinary invoices	1,510	1,183	3,149	3,226
Deferred revenue	92	319	9,167	2,398
Net cash provided by operating activities	2,977	3,438	9,666	5,006
Investing activities				
Purchases of investment securities	(11,216)	(15,624)	(31,920)	(31,616)
Maturities of investment securities	7,494	14,670	23,372	27,247
Proceeds from sale of equity method investment	-	-	1,402	-
Purchases of property and equipment	(884)	(395)	(3,131)	(1,941)
Other investments	(17)	(68)	(2,779)	(198)
Net cash used in investing activities	(4,623)	(1,417)	(13,056)	(6,508)
Financing activities				
Proceeds from exercise of stock options	463	1,009	2,545	3,745
Taxes paid related to net share settlement of equity awards	-	-	(1,170)	(662)
Proceeds from debt financing, net financing fees	1,980	1,000	4,400	4,988
Other financing	(282)	(289)	(694)	(399)
Net cash provided by financing activities	2,161	1,720	5,081	7,672
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	(58)	(130)	378	111
Net increase in cash, cash equivalents, and restricted cash	457	3,611	2,069	6,281
Cash, cash equivalents, and restricted cash at beginning of period	25,849	20,626	24,237	17,956
Cash, cash equivalents, and restricted cash at end of period	$ 26,306	$ 24,237	$ 26,306	$ 24,237

The following tables set forth our key operating metrics:

	Years Ended December 31,	
	2017	2016
Total subscription pets enrolled (at period end)	371,683	323,233
Total pets enrolled (at period end)	423,194	343,649
Monthly average revenue per pet	$ 52.07	$ 47.82
Lifetime value of a pet (LVP)	$ 727	$ 631
Average pet acquisition cost (PAC)	$ 152	$ 123
Average monthly retention	98.63%	98.60%

	Three Months Ended							
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Total subscription pets enrolled (at period end)	371,683	359,102	346,409	334,909	323,233	312,282	299,856	287,123
Total pets enrolled (at period end)	423,194	404,069	383,293	364,259	343,649	334,070	320,896	307,298
Monthly average revenue per pet	$ 53.17	$ 52.95	$ 51.47	$ 50.50	$ 49.17	$ 48.37	$ 47.39	$ 46.12
Lifetime value of a pet (LVP)	$ 727	$ 701	$ 654	$ 637	$ 631	$ 624	$ 622	$ 603
Average pet acquisition cost (PAC)	$ 184	$ 151	$ 143	$ 128	$ 133	$ 120	$ 118	$ 123
Average monthly retention	98.63%	98.61%	98.57%	98.58%	98.60%	98.61%	98.64%	98.65%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended December 31,		Years Ended December 31,	
	2017	2016	2017	2016
Net cash provided by operating activities	$ 2,977	$ 3,438	$ 9,666	$ 5,006
Purchases of property and equipment	(884)	(395)	(3,131)	(1,941)
Free cash flow	$ 2,093	$ 3,043	$ 6,535	$ 3,065

Contacts:

Investors:
Laura Bainbridge, Addo Investor Relations
310.829.5400
InvestorRelations@trupanion.com
Media:
Scott Janzen, Trupanion Director of Communications
888.612.1138 ext 3450
scott.janzen@trupanion.com